Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
PNM Resources, Inc:
We consent to the incorporation by reference in the registration statement No. 333-183180 on Form S-3 and registration statement Nos. 333-76288, 333-139108, 333-129454, 333-03289-99, 333-88372, 333-121371, 333-125010, 333-141282, 333-156243, 333-159361, 333-159362, 333-168797 and 333-195974 on Form S-8 of PNM Resources, Inc and subsidiaries of our reports dated February 27, 2015, with respect to the consolidated balance sheets of PNM Resources, Inc and subsidiaries as of December 31, 2014 and 2013, and the related consolidated statements of earnings, consolidated statements of comprehensive income, consolidated statements of changes in equity, and consolidated statements of cash flows for each of the years in the two-year period ended December 31, 2014, and all related financial statement schedules, and the effectiveness of internal control over financial reporting as of December 31, 2014, which reports appear herein.
/s/ KPMG LLP
Albuquerque, New Mexico
February 27, 2015